Exhibit 10.2

EXECUTED VERSION

FIRST AMENDMENT OF LOAN AGREEMENT
This FIRST AMENDMENT OF LOAN AGREEMENT (this “Amendment”) is entered into to be effective as of March 31, 2026 (the “Effective Date”), by 731 OFFICE ONE LLC, a Delaware limited liability company, having an address at 888 Seventh Avenue, New York, New York 10019 (together with its permitted successors and/or assigns, “Borrower”), and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF LEX 2024-BBG MORTGAGE TRUST COMMERCIAL MORTGAGE PASS -THROUGH CERTIFICATES, having an address at c/o Midland Loan Services, 10851 Mastin, Overland Park, Kansas 66210 (together with its permitted successors and/or assigns, “Lender”). Borrower and Lender shall be referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS:
WHEREAS, German American Capital Corporation, JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association (collectively, “Original Lender”) made a loan in the original principal amount of $400,000,000 (the “Loan”) to Borrower, as evidenced and secured by (i) that certain Loan Agreement, dated as of September 30, 2024, between Borrower and Original Lender (as the same may have been modified or amended, the “Loan Agreement”), and (ii) the other Loan Documents (as such term is defined in the Loan Agreement, and which shall be deemed to include this Agreement, the “Loan Documents”); capitalized terms not separately defined in this Agreement shall have the meanings assigned to them in the Loan Agreement;
WHEREAS, Lender is the current owner and holder of the Loan;
WHEREAS, Midland Loan Services, a Division of PNC Bank, National Association, is the Master Servicer under Trust and Servicing Agreement dated as of October 1, 2024 and the Lender’s Attorney-in-Fact; and
WHEREAS, the Parties hereto desire to amend the terms of the Loan Agreement as expressly set forth below.
AGREEMENT:
For good and valuable consideration, the Parties hereto agree to amend the Loan Agreement as follows:
1.Recitals. The Recitals set forth above are true and accurate, are a material part of this Agreement, are hereby incorporated by reference, and the Parties are entitled to rely thereon.
2.References to Loan Agreement. From and after the Effective Date, all references in the Loan Documents to the Loan Agreement shall be to the Loan Agreement as amended by this Amendment.

3.Amendments and Related Matters.
(a)On or prior to the date hereof, (i) Borrower shall deposit funds with Lender sufficient to cause the balance of the Bloomberg Tenant Fund Account to equal the Bloomberg Tenant Fund Required Amount of $56,808,900 (the “Bloomberg Deposit”), (ii) Borrower shall deliver to Lender a copy of the fully executed Tenth Amendment of Lease between Borrower Bloomberg L.P. (“Tenant”) in the form previously approved by Lender (the “Tenth Amendment”), (iii) Borrower, Tenant and Lender shall deliver to each other a fully executed First Amendment of Subordination, Attornment, Non-Disturbance and Estoppel Agreement (the “SNDA Amendment”), and (iv) Borrower shall pay to Lender a processing fee in the amount of $100,000, and all of Lender’s out of pocket expenses (the foregoing shall be referred to collectively as the “Closing Requirements”).
(b)Lender hereby approves the Tenth Amendment.
(c)Borrower and Lender hereby acknowledge satisfaction of the Closing Requirements and agree that both the Bloomberg Lease Sweep Period, and the related Trigger Period, have ended.
(d)Borrower shall record the SNDA Amendment in the appropriate county recording office at its cost and expense, and promptly thereafter, return the record-stamped original of the SNDA Amendment to Lender.
(e)From and after the date hereof, the funds in the Bloomberg Tenant Fund Account shall be transferred to the Bloomberg Free Rent Account, to be held and disbursed in accordance with new Section 6.7.1 of the Loan Agreement.
(f)Section 6.7.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following replacement Section 6.7.1:
6.7.1 Bloomberg Free Rent Account.
(a)As of March 31, 2026, Lender is holding $56,808,900 in an Account (the “Bloomberg Free Rent Account”). Amounts held from time to time in the Bloomberg Free Rent Account pursuant to this Section 6.7.1 are referred to herein as the “Bloomberg Free Rent Funds”. Funds in the Bloomberg Free Rent Account shall be invested in Permitted Investments in accordance with Section 6.1 hereof. Any income or interest earned on the Bloomberg Free Rent Funds on deposit in the Bloomberg Free Rent Account shall be deposited into the Bloomberg Free Rent Account.
(b)Provided no Event of Default shall exist and remain uncured, Lender shall disburse Bloomberg Free Rent Funds in the amount listed below (the “Monthly Free Rent Amount”) on each Monthly Payment Date listed below, as follows: (i) if no Trigger Period exists, the Monthly Free Rent Amount would be applied to Debt Service due and payable on such Monthly Payment Date, and the excess of the Monthly Free Rent Amount over such Debt Service, if any, would be paid to the Borrower within one (1) Business Day thereafter, or (ii) if a Trigger Period exists, the Monthly Free Rent Amount would be applied in accordance with Section 6.12.1 of the Loan Agreement.

Monthly Payment Date in April, 2026:     $6,632,051.04
Monthly Payment Date in May, 2026:     $6,632,051.04
Monthly Payment Date in June, 2026:     $6,632,051.04
Monthly Payment Date in July, 2026:     $6,632,051.04
Monthly Payment Date in August, 2026:     $6,632,051.04
Monthly Payment Date in September, 2026:    $6,632,051.04
Monthly Payment Date in October, 2026:    $6,632,051.04
Monthly Payment Date in November, 2026: $6,632,051.04
Monthly Payment Date in December, 2026:     Remainder of Bloomberg Free Rent
Funds

If the Monthly Free Rent Amount or any Monthly Payment Date is insufficient to pay in full all amounts due from Borrower on such date, Borrower shall pay the resulting shortfall on or before such Monthly Payment Date.
(c)Any Bloomberg Free Rent Funds remaining in the Bloomberg Free Rent Account after the Obligations have been paid in full shall be returned, within five (5) Business Days, to Borrower (or, at Borrower’s request, credited against the payoff amount of the outstanding Obligations on the payoff statement).
(g)The following defined terms contained in the Loan Agreement, and the provisions related thereto, are hereby deleted and shall have no further force or effect: “Bloomberg Eligible Alteration Costs”, “Bloomberg Lease Sweep Period”, and “Bloomberg Tenant Fund Required Amount”.
(h)Borrower shall record the SNDA Amendment in the appropriate county recording office at its cost and expense, and promptly thereafter, return the record-stamped original of the SNDA Amendment to Lender.
(i)The term “Trigger Event” as used in Sections 6.6.1(b) and 6.12.1 of the Loan Agreement are hereby replaced with the term “Trigger Period”.
(j)The notice addresses for Lender and its counsel contained in the Loan Agreement and the other Loan Documents are hereby deleted in their entirety and replaced with the following:

If to Lender:	Computershare Trust Company, as Trustee, for the benefit of the
Holders of LEX 2024-BBG Mortgage Trust Commercial
Mortgage Pass-Through Certificates
c/o Midland Loan Services
10851 Mastin, Suite 300
Overland Park, KS 66210
Attention: Asset Management (Loan No. 030511206)
Facsimile No.: 888-706-3565

4.No Oral Change; Ratification. This Amendment, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Parties, but only by an agreement in writing signed by the Party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Except as expressly modified by this Amendment, all other terms and conditions of the Loan Agreement and the other Loan Documents remain unchanged and in full force and effect and are hereby ratified and confirmed by the Parties.
5.Amendment Part of the Loan Agreement. This Amendment shall be deemed to be a part of the Loan Agreement, and shall be governed and interpreted in accordance with the terms and provisions thereof as if set forth therein. To the extent there are any conflicts between any of the terms or provisions of the Loan Agreement and any of the terms or provisions of this Amendment, the terms and provisions of this Amendment shall control.
6.Duplicate Originals, Counterparts. This Amendment may be executed in any number of duplicate originals and each duplicate original will be deemed to be an original. This Amendment may be executed in any number of counterparts, each of which constitutes an original, and all the counterparts together constitute one and the same Amendment. Electronic copies of this Amendment and signatures thereon will have the same force, effect and legal status as originals.
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.
LENDER:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF LEX 2024-BBG MORTGAGE TRUST COMMERCIAL MORTGAGE PASS -THROUGH CERTIFICATES

By:    Midland Loan Services, a division of PNC Bank, National Association, its Master Servicer and Attorney-in-Fact

By:	/s/ Andrea S. Helm
Name:	Andrea S. Helm
Title:	Senior Vice President

[Signatures Continue on Following Page]

LANDLORD:

731 OFFICE ONE LLC, a Delaware limited liability company
By:    731 OFFICE ONE HOLDING LLC, a Delaware limited liability company, its sole member
By:        ALEXANDER’S, INC., a Delaware corporation, its sole member

By:	/s/ Steven J. Borenstein
Name:	Steven J. Borenstein
Title:	Secretary